UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2013

UNITED COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Indiana	333-172827	80-0694246
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

92 Walnut Street, Lawrenceburg, Indiana		47025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 537-4822

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 8, 2013, United Community Bancorp, a federal corporation (the “Company”), announced the results of the stock offering conducted by United Community Bancorp, the proposed successor holding company to the Company in connection with the Company’s pending conversion from mutual holding company to stock holding company form (“new United Community Bancorp”). A total of 3,060,058 shares of common stock will be sold in the subscription and community offerings at $8.00 per share, including 194,007 shares of common stock to be purchased by the United Community Bank Employee Stock Ownership Plan. The closing of the conversion and offering is expected to occur on January 9, 2013 and is subject to the satisfaction of customary closing conditions.

A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Number	Description

	99.1	Press Release dated January 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANCORP

Date: January 8, 2013	By:	/s/ William F. Ritzmann
William F. Ritzmann
President and Chief Executive Officer